SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2003

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor
New York, New York	10022-4624

42, rue Saint-Dominique
Paris, France	75007

Parkstraat 83,
The Hague,
The Netherlands	2514 JG
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
99.1	Third Quarter 2003 Press Release dated October 21, 2003.
99.2	Question and Answer document on the October 21, 2003 Press Release.

Item 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Third Quarter Press Release attached hereto as Exhibit 99.1, and the Question and Answer document attached hereto as Exhibit 99.2, which are incorporated in this Item 12 by reference, were posted on the Schlumberger internet web site (www.slb.com/ir) on October 21, 2003.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached Third Quarter Press Release and Question and Answer document, these documents also include the following non-GAAP financial measures (as defined under the SEC’s Regulation G):

•	Net debt: Net debt is gross debt less cash, short-term investments and fixed income investments held to maturity. Management believes that “net debt” provides useful information regarding the level of the Company’s indebtedness by reflecting cash and investments that could be used to repay debt, and that the level of net debt provides useful information as to the results of the Company’s deleveraging efforts.

•	Income from continuing operations before charges and credits and effective tax rate before charges and credits: The third quarter of 2003 includes an $86 million charge related to the extinguishment of certain European debt ($0.14 per share) and also includes a $205 million ($0.34 per share) multiclient library impairment charge (pretax $398 million, tax benefit $106 million and minority interest credit $88 million), a $38 million ($0.06 per share) vessel impairment charge (pretax $54 million and minority interest credit of $16 million) and a pretax and after tax gain of $31 million ($0.05 per share) on the sale of a rig. In addition, the quarter included a provision for insurance claims and a release of a prior period business divestiture reserve which substantially offset. Management believes that the exclusion of these items enables it to evaluate more effectively the Company’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items. The effective tax rate for the third quarter of 2003, including charges and credits, was 20%.

•	WesternGeco pretax operating loss before charges and credits. As described above, the third quarter of 2003 includes a multiclient library impairment charge and a vessel impairment charge. Management believes that the exclusion of these items from WesternGeco pretax operating loss enables it to evaluate more effectively WesternGeco’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, net income, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

By:	/S/ FRANK A. SORGIE

Frank A. Sorgie Chief Accounting Officer

Date: October 21, 2003